Exhibit 99.1


October 27, 2006 08:30 AM Eastern Time

ELITE HOLDS CLINICAL GUIDANCE MEETING WITH THE FDA ON ITS ABUSE
DETERRENT PAIN PROGRAM

NORTHVALE, N.J.--(BUSINESS WIRE)--Elite Pharmaceuticals, Inc. (AMEX: ELI) met with the U.S. Food and Drug Administration (FDA) for a Type C clinical guidance meeting regarding ELI-216, the Company's abuse deterrent oxycodone hydrochloride product. The purpose of the meeting was to review the complete abuse deterrent clinical program. The FDA provided guidance and comments on the New Drug Application (NDA) 505(b)2 program proposed by the Company that are helpful in understanding the steps needed to complete the entire developmental program for this product. As a result of meeting with the FDA, the Company expects to continue with the development program and timetable outlined as previously disclosed.

ELI-216, the Company's lead pain product, uses Elite's patent-pending abuse deterrent technology, which is based on a pharmacological intervention approach. The product utilizes an agonist-antagonist combination approach to deter opioid abuse. ELI-216 is a controlled-release oxycodone hydrochloride agonist combined with an opioid antagonist, naltrexone hydrochloride, formulated to deter abuse of the drug. The product is intended for use in patients with moderate to severe chronic pain and is currently in Phase II trials.

"Meetings of this type provide companies with a forum where the Agency can provide guidance during product development and facilitates a company's compliance with the regulations concerning drug development," said Dr. Charan Behl, Elite's Chief Science Officer and Executive Vice President. "We are very pleased with the outcome of our meeting. The Company and the Agency have agreed on the NDA program. The Agency's response and the outcome of the discussions at the meeting will allow us to move ahead expeditiously with the development of ELI-216, a product which addresses a large unmet medical need for abuse deterrent opioid analgesics."

The Company expects to begin Phase III studies for ELI-216 in 2007 and file the NDA by the end of 2008. Based on this timetable, the current expectation is to commercialize ELI-216 by 2009. Independent market research, commissioned by the Company, indicates a potential market of $800M for ELI-216.

ABOUT ELITE PHARMACEUTICALS

Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development and manufacturing of oral controlled-release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has one product currently being sold commercially and a pipeline of eight drug products under development in the therapeutic areas that include pain management, allergy, cardiovascular and infection. The addressable market for Elite's current pipeline of products exceeds $6 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING THOSE RELATED TO THE PRELIMINARY NATURE OF THE CLINICAL PROGRAM RESULTS AND THE POTENTIAL FOR FURTHER PRODUCT DEVELOPMENT, THAT INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE CONTROL OF THE COMPANY, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANIES TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN PARTICULAR, BECAUSE SUBSTANTIAL FUTURE TESTING WILL BE REQUIRED PRIOR TO APPROVAL, THE RESULTS DESCRIBED ABOVE MAY NOT BE SUPPORTED BY ADDITIONAL DATA OR BY THE RESULTS OF SUBSEQUENT TRIALS. THESE RISKS AND OTHER FACTORS, INCLUDING THE TIMING OR RESULTS OF PENDING AND FUTURE CLINICAL TRIALS, REGULATORY REVIEWS AND APPROVALS BY THE FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AUTHORITIES, AND INTELLECTUAL PROPERTY PROTECTIONS AND DEFENSES, ARE DISCUSSED IN ELITE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS THE 10K, 10Q AND 8K REPORTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

--------------------------------------------------------------------------------
CONTACTS

Investor Relations:
The Investor Relations Group
Dian Griesel / Antima "Taz" Sadhukhan, 212-825-3210
or
FOR ELITE PHARMACEUTICALS, INC.
Dianne Will, 518-398-6222
Investor Relations
dwill@willstar.net
www.elitepharma.com
--------------------------------------------------------------------------------








                                       4